Exhibit  23(d)(2)

                              SUBADVISORY AGREEMENT

     THIS AGREEMENT is made and entered into on this 15th day of August, 2003, among GARTMORE MUTUAL FUNDS II, INC. (formerly GAMNA Series Funds, Inc.),the "Company"), a Maryland corporation (the "Company"), GARTMORE MUTUAL FUND CAPITAL TRUST (the "Adviser") a Delaware business trust registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and GARTMORE SEPARATE ACCOUNTS LLC (the "Subadviser"), a Delaware limited liability corporation, also registered under the Advisers Act.

                              W I T N E S S E T H:

     WHEREAS, Gartmore Mutual Funds II, Inc. (formerly known as GAMNA Series Funds, Inc., "the Company") is registered with the Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Adviser has, pursuant to an Advisory Agreement with the Company dated as of August 15, 2003 (the "Advisory Agreement") as subsequently amended, been retained to act as investment adviser for the investment portfolios of the Company listed on Exhibit A to this Agreement (each, a "Fund");

     WHEREAS, the Advisory Agreement permits the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

     WHEREAS, the Adviser desires to retain Subadviser to assist it in the provision of a continuous investment program for that portion of the Company's assets which the Adviser will assign to the Subadviser (the "Subadviser Assets"), and Subadviser is willing to render such services subject to the terms and conditions set forth in this Agreement.

     NOW,  THEREFORE,  the  parties  do  mutually  agree and promise as follows:

     1. Appointment as Subadviser. The Adviser hereby retains the Subadviser to act as investment adviser for and to manage the Subadviser Assets subject to the supervision of the Adviser and the Board of Directors of the Company and subject to the terms of this Agreement; and the Subadviser hereby accepts such employment. In such capacity, the Subadviser shall be responsible for the investment management of the Subadviser Assets. It is recognized that the Subadviser and certain of its affiliates now act, and that from time to time hereafter may act, as investment adviser to one or more other investment companies and to fiduciary or other managed accounts and that the Adviser and the Company have no objection to such activities.

2.  Duties  of  Subadviser.

     (a) Investments. The Subadviser is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of the Fund as set forth in the Fund's prospectus and statement of additional information as currently in effect and as supplemented or amended from time to time (collectively referred to hereinafter as the "Prospectus") and subject to the directions of the Adviser and the Company's Board of Directors, to purchase, hold and sell investments for the Subadviser Assets and to monitor on a continuous basis the performance of the Subadviser Assets. In providing these services, the Subadviser will conduct a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of the Subadviser Assets. The Adviser agrees to provide the Subadviser with such assistance as may be reasonably requested by the Subadviser in connection with the Subadviser's activities under this Agreement, including, without limitation, information concerning the Fund, the funds available, or to become available, for investment and generally as to the conditions of the Fund's or Company's affairs.

     (b) Compliance with Applicable Laws and Governing Documents. In the performance of the Subadviser's duties and obligations under this Agreement, the Subadviser shall act in conformity with the Company's Articles of Incorporation and By-Laws and the Prospectus and with the instructions and directions received in writing from the Adviser or the Board of Directors of the Company and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended (the "Code"), and all other applicable federal and state laws and regulations. Notwithstanding the foregoing, the Adviser shall remain responsible for ensuring the Fund's overall compliance with the 1940 Act, the Code and all other applicable federal and state laws and regulations and the Subadviser is only obligated to comply with this subsection
(b) with respect to the Subadviser Assets. The Adviser will provide the Subadviser with a copy of the minutes of the meetings of the Board of Directors of the Company to the extent the minutes may affect the Fund or the duties of the Subadviser, and with the copies of any financial statements or reports made by the Fund to its shareholders, and any further materials or information which the Subadviser may reasonably request to enable it to perform its functions under this Agreement.

     The Adviser shall perform quarterly and annual tax compliance tests to ensure that the Fund is in compliance with Subchapter M and Section 817(h) of the Code. In connection with such compliance tests, the Adviser shall inform the Subadviser within ten (10) business days of a calendar quarter end if the Subadviser is out of compliance with the diversification requirements under either Subchapter M or Section 817(h). If the Adviser notifies the Subadviser that it is not in compliance with the requirements noted above, the Subadviser will take prompt action to bring the Fund back into compliance within the time permitted under the Code.

     The Adviser will provide the Subadviser with reasonable advance notice of any change in the Fund's investment objectives, policies and restrictions as stated in the Prospectus, and the Subadviser shall, in the performance of its duties and obligations under this Agreement, manage the Subadviser Assets consistent with such changes, provided the Subadviser has received prompt notice of the effectiveness of such changes from the Company or the Adviser. In addition to such notice, the Adviser shall provide to the Subadviser a copy of a modified Prospectus reflecting such changes. The Adviser acknowledges and agrees that the Prospectus will at all times be in compliance with all disclosure requirements under all applicable federal and state laws and regulations relating to the Company or the Fund, including, without limitation, the 1940 Act, and the rules and regulations thereunder, and that the Subadviser shall have no liability in connection therewith, except as to the accuracy of material information furnished in writing by the Subadviser to the Company or to the Adviser specifically for inclusion in the Prospectus. The Subadviser hereby agrees to provide to the Adviser in a timely manner such information relating to the Subadviser and its relationship to, and actions for, the Company as may be required to be contained in the Prospectus or in the Company's Registration Statement on Form N-1A.

     (c) Voting of Proxies. The Subadviser shall have the power to vote, either in person or by proxy, all securities in which the Subadviser Assets may be invested from time to time, and shall not be required to seek or take instructions from, the Adviser, the Fund or the Company or take any action with respect thereto. If both the Subadviser and another entity managing assets of the Fund have invested in the same security, the Subadviser and such other entity will each have the power to vote its pro rata share of the security.

     The Subadviser will establish a written procedure for proxy voting in compliance with current applicable rules and regulations, including but not limited to Rule 30b1-4 under the 1940 Act. The Subadviser will provide the Adviser or its designee, a copy of such procedure and establish a process for the timely distribution of the Subadviser's voting record with respect to the Fund's securities and other information necessary for the Fund to complete information required by Form N-1A under the 1940 Act and the Securities Act of 1933, as amended (the "Securities Act"), Form N-PX under the 1940 Act, and Form N-CSR under the Sarbanes-Oxley Act of 2002, respectively.

     (d) Agent. Subject to any other written instructions of the Adviser or the Company, the Subadviser is hereby appointed the Adviser's and the Company's agent and attorney-in-fact for the limited purposes of executing account documentation, agreements, contracts and other documents as the Subadviser shall be requested by brokers, dealers, counterparties and other persons in connection with its management of the Subadviser Assets. The Subadviser agrees to provide the Adviser and the Company with copies of any such agreements executed on behalf of the Adviser or the Company.

     (e) Brokerage. The Subadviser is authorized, subject to the supervision of the Adviser and the Company's Board of Directors, to establish and maintain accounts on behalf of the Fund with, and place orders for the purchase and sale of the Subadviser Assets with or through, such persons, brokers (including, to the extent permitted by applicable law, any broker affiliated with the Subadviser) or dealers ("brokers") as Subadviser may elect and negotiate commissions to be paid on such transactions. The Subadviser, however, is not required to obtain the consent of the Adviser or the Company's Board of Directors prior to establishing any such brokerage account. The Subadviser shall place all orders for the purchase and sale of portfolio investments for the Fund's account with brokers selected by the Subadviser. In the selection of such brokers and the placing of such orders, the Subadviser shall seek to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services, as provided below. In using its reasonable efforts to obtain for the Fund the most favorable price and execution available, the Subadviser, bearing in mind the best interests of the Fund at all times, shall consider all factors it deems relevant, including price, the size of the transaction, the breadth and nature of the market for the security, the difficulty of the execution, the amount of the commission, if any, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the broker involved, and the quality of service rendered by the broker in other transactions. Subject to such policies as the Board of Directors may determine, or as may be mutually agreed to by the Adviser and the Subadviser, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker that provides brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934, as amended) to the Subadviser an amount of commission for effecting the Fund investment transaction that is in excess of the amount of commission that another broker would have charged for effecting that transaction if, but only if, the Subadviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or the overall responsibility of the Subadviser with respect to the accounts as to which it exercises investment discretion.

     It is recognized that the services provided by such brokers may be useful to the Subadviser in connection with the Subadviser's services to other clients. On occasions when the Subadviser deems the purchase or sale of a security to be in the best interests of the Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients. It is recognized that in some cases, this procedure may adversely affect the price paid or received by the Fund or the size of the position obtainable for, or disposed of by, the Fund.

     (f) Securities Transactions. The Subadviser and any affiliated person of the Subadviser will not purchase securities or other instruments from or sell securities or other instruments to the Fund; provided, however, the Subadviser or any affiliated person of the Subadviser may purchase securities or other instruments from or sell securities or other instruments to the Fund if such transaction is permissible under applicable laws and regulations, including, without limitation, the 1940 Act and the Advisers Act and the rules and regulations promulgated thereunder.

     The Subadviser, including its Access Persons (as defined in subsection (e) of Rule 17j-1 under the 1940 Act), agrees to observe and comply with Rule 17j-1 and its Code of Ethics (which shall comply in all material respects with Rule 17j-1), as the same may be amended from time to time. On at least an annual basis, the Subadviser will comply with the reporting requirements of Rule 17j-1, which may include either (i) certifying to the Adviser that the Subadviser and its Access Persons have complied with the Subadviser's Code of Ethics with respect to the Subadviser Assets or (ii) identifying any violations which have occurred with respect to the Subadviser Assets. The Subadviser will have also submitted its Code of Ethics for its initial approval by the Board of Directors no later than the date of execution of this agreement and subsequently within six months of any material change thereto.

     (g) Books and Records. In accordance with the 1940 Act and the rules and regulations promulgated thereunder, the Subadviser shall maintain separate books and detailed records of all matters pertaining to the Subadviser Assets (the "Fund's Records"), including, without limitation, a daily ledger of such assets and liabilities relating thereto and brokerage and other records of all securities transactions. The Subadviser acknowledges that the Fund's Records are property of the Company; except to the extent that the Subadviser is required to maintain the Fund's Records under the Advisers Act or other applicable law. The Fund's Records (relating to the Subadviser Assets) shall be available to the Adviser and the Company at any time upon reasonable request during normal business hours and shall be available for telecopying without delay to the Adviser or the Company, as the case may be, during any day that the Fund is open for business.

     (h) Information Concerning Subadviser Assets and Subadviser. From time to time as the Adviser or the Company may request, the Subadviser will furnish the requesting party reports on portfolio transactions and reports on Subadviser Assets held in the portfolio, all in such detail as the Adviser or the Company may reasonably request. The Subadviser will also inform the Adviser in a timely manner of material changes in portfolio managers responsible for Subadviser Assets, any changes in the ownership or management of the Subadviser, or of material changes in the control of the Subadviser. Upon reasonable request, the Subadviser will make available its officers and employees to meet with the Company's Board of Directors to review the Subadviser Assets via telephone on a quarterly basis and in person on a less frequent basis as agreed upon by the parties. Subadviser shall assist Adviser with providing to the Company's officers and Board of Directors such periodic reports concerning the Fund's business and investments as the Board of Directors shall reasonably request, and supply the reasons for making such investments.

     The Subadviser will also provide such information or perform such additional acts as are customarily performed by a subadviser and may be required for the Company or the Adviser to comply with their respective obligations under applicable laws, including without limitation, the Code, the 1940 Act, the Advisers Act, and the Securities Act, and any rule or regulation thereunder.

     (i) Custody Arrangements. The Subadviser shall on each business day provide the Adviser and the Company's custodian such information as the Adviser and the Company's custodian may reasonably request relating to all transactions concerning the Subadviser Assets.

     3. Independent Contractor. In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund, the Company or the Adviser in any way or otherwise be deemed an agent of the Fund, the Company or the Adviser.

     4. Expenses. During the term of this Agreement, Subadviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund. The Subadviser shall, at its sole expense, employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties under this Agreement. The Subadviser shall not be responsible for the Company's, the Fund's or the Adviser's expenses, which shall include, but not be limited to, organizational and offering expenses (which include out-of-pocket expenses, but not overhead or employee costs of the Subadviser); expenses for legal, accounting and auditing services; taxes and governmental fees; dues and expenses incurred in connection with membership in investment company organizations; costs of printing and distributing shareholder reports, proxy materials, prospectuses, stock certificates and distribution of dividends; charges of the Fund's custodians and sub-custodians, administrators and sub-administrators, registrars, transfer agents, dividend disbursing agents and dividend reinvestment plan agents; payment for portfolio pricing services to a pricing agent, if any; registration and filing fees of the SEC; expenses of registering or qualifying securities of the Fund for sale in the various states; freight and other charges in connection with the shipment of the Fund's portfolio securities; fees and expenses of non-interested Directors; salaries of shareholder relations personnel; costs of shareholders meetings; insurance; interest; brokerage costs; and litigation and other extraordinary or non-recurring expenses. The Company or the Adviser, as the case may be, shall reimburse the Subadviser for any expenses of the Funds or the Adviser as may be reasonably incurred by such Subadviser on behalf of the Fund or the Adviser. The Subadviser shall keep and supply to the Company and the Adviser reasonable records of all such expenses.

     5. Compensation. For the services provided and the expenses assumed with respect to the Fund pursuant to this Agreement, the Subadviser will be entitled to the fee listed for the Fund on Exhibit A. Such fees will be computed daily and payable no later than the seventh (7th) business day following the end of each month, by the Adviser or the Company, calculated at an annual rate based on the Subadviser Assets' average daily net assets.

     The method of determining net assets of the Subadviser's Assets for purposes hereof shall be the same as the method of determining net assets for purposes of establishing the offering and redemption price of the Shares as described in the Fund's Prospectus. If this Agreement shall be effective for only a portion of a month, the aforesaid fee shall be prorated for the portion of such month during which this Agreement is in effect.

     6. Representations and Warranties of Subadviser. The Subadviser represents and warrants to the Adviser and the Company as follows:

     (a) The Subadviser is registered as an investment adviser under the Advisers Act and is not prohibited under Section 9 of the 1940 Act from acting as an investment adviser under this Agreement;

     (b) The Subadviser is registered as a Commodity Trading Advisor under the Commodity Exchange Act (the "CEA") with the Commodity Futures Trading Commission (the "CFTC"), or is not required to file such registration;

     (c) The Subadviser is a limited liability corporation duly organized and properly registered and operating under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

     (d) The execution, delivery and performance by the Subadviser of this Agreement are within the Subadviser's powers and have been duly authorized by all necessary action and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Subadvisers for execution, delivery and performance by the Subadviser of this Agreement, and the execution, delivery and performance by the Subadviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Subadviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Subadviser; and

     (e) The Form ADV of the Subadviser previously provided to the Adviser is a true and complete copy of the form as currently filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

     7. Representations and Warranties of Adviser. The Adviser represents and warrants to the Subadviser as follows:

     (a) The Adviser is registered as an investment adviser under the Advisers Act and is not prohibited under Section 9 of the 1940 Act from acting as investment adviser under this Agreement;

     (b) The Adviser has filed a notice of exemption pursuant to Rule 4.14 under the CEA with the CFTC and the National Futures Association or is not required to file such exemption;

     (c) The Adviser is a business trust duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

     (d) The execution, delivery and performance by the Adviser of this Agreement are within the Adviser's powers and have been duly authorized by all necessary action on the part of its shareholders or managing unitholder, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

     (e) The Form ADV of the Adviser previously provided to the Subadviser is a true and complete copy of the form filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

     (f) The Adviser acknowledges that it received a copy of the Subadviser's Form ADV prior to the execution of this Agreement; and

     (g) The Adviser and the Company have duly entered into the Advisory Agreement pursuant to which the Company authorized the Adviser to enter into this Agreement.

     8. Representations and Warranties of the Company. The Company represents and warrants to the Adviser and the Subadviser as follows:

     (a) The Company is a corporation duly organized and validly existing under the laws of the State of Maryland with the power to own and possess its assets and carry on its business as it is now being conducted;

     (b) The Company is registered as an investment company under the 1940 Act and the Fund's shares are registered under the Securities Act; and

     (c) The execution, delivery and performance by the Company of this Agreement are within the Company's powers and have been duly authorized by all necessary action on the part of the Company and its Board of Directors, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Company for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Company of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Company's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Company.

     9. Survival of Representations and Warranties; Duty to Update Information. All representations and warranties made by the Subadviser, the Adviser and the Company pursuant to Sections 6, 7 and 8, respectively, shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

     10.  Liability  and  Indemnification.

     (a) Liability. The Subadviser shall exercise its best judgment in rendering the services in accordance with the terms of this Agreement. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Subadviser or a reckless disregard of its obligations and duties hereunder, the Subadviser, each of its affiliates and all respective partners, officers, directors and employees ("Affiliates") and each person, if any, who within the meaning of the Securities Act controls the Subadviser ("Controlling Persons") shall not be liable under this Agreement for any error of judgment or mistake of law or for any loss suffered by the Adviser and shall not be subject to any expenses or liability to the Adviser, any other subadviser to the Fund, the Company or the Fund or any of the Fund's shareholders, in connection with the performance of this Agreement. Except as set forth in (c) below, the absence of willful misfeasance, bad faith or gross negligence on the part of the Adviser or a reckless disregard of its obligations and duties hereunder, the Adviser, any of its Affiliates and each of the Adviser's Controlling Persons, if any, shall not be liable to the Subadviser, for any error of judgment or mistake of law or for any loss in the case of, or connected with, rendering services hereunder; provided, however, that nothing herein shall relieve the Adviser and the Subadviser from any of their obligations under applicable law, including, without limitation, the federal and state securities laws and the CEA.

     (b) Indemnification. The Subadviser shall indemnify the Adviser, the Company and the Fund, and their respective Affiliates and Controlling Persons for any liability and expenses, including reasonable attorneys' fees, which the Adviser, the Company and the Fund and their respective Affiliates and Controlling Persons may sustain as a result of the Subadviser's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the CEA.

     The Adviser shall indemnify the Subadviser, its Affiliates and its Controlling Persons, for any liability and expenses, including reasonable attorneys' fees, which may be sustained as a result of the Adviser's wilful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the CEA.

     (c) The Subadviser shall not be liable to the Adviser for (i) any acts of the Adviser or any other subadviser to the Fund with respect to the portion of the assets of that Fund not managed by Subadviser or (ii) acts of the Subadviser which result from acts of the Adviser, including, but not limited to, a failure of the Adviser to provide accurate and current information with respect to any records maintained by the Adviser or any other subadviser to the Fund, which records are not also maintained by or otherwise available to the Subadviser upon reasonable request. The Adviser agrees that Subadviser shall manage the Subadviser Assets as if they were a separate operating Fund as set forth in
Section 2(b) of this Agreement. The Adviser shall indemnify the Subadviser, its Affiliates and Controlling Persons from any liability arising from the conduct of the Adviser and any other subadviser with respect to the portion of the Fund's assets not allocated to the Subadviser.

     11.  Duration  and  Termination.

     (a) Duration. Unless sooner terminated, this Agreement shall continue until August 15, 2005, with respect to any Fund covered by the Agreement initially and for an initial two-year period for any Fund subsequently added to the Agreement, and thereafter shall continue automatically for successive annual periods with respect to each such Fund, provided such continuance is specifically approved at least annually by the Company's Board of Directors or vote of the lesser of (a) 67% of the voting securities of the Fund present at a meeting if holders of more than 50% of the outstanding voting securities of the Fund are present in person or represented by proxy or (b) more than 50% of the outstanding voting securities of the Fund; provided that in either event its continuance also is approved by a majority of the Company's Directors who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

     (b) Termination. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty:

     (i) By vote of a majority of the Company's Board of Directors, or by vote of a majority of the outstanding voting securities (as such term is defined in the 1940 Act) of the Fund, or by the Adviser, in each case, upon at least sixty
(60)  days'  written  notice  to  the  Subadviser;

     (ii) By any party hereto immediately upon written notice to the other parties in the event of a breach of any provision of this Agreement by either of the other parties; or

     (iii) By the Subadviser upon at least sixty (60) days' written notice to the Adviser and the Company.

This Agreement shall not be assigned (as such term is defined in the 1940 Act) and shall terminate automatically in the event of its assignment or upon the termination of the Advisory Agreement.

     12. Duties of the Adviser. The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Subadviser's performance of its duties under this Agreement. Nothing contained in this Agreement shall obligate the Adviser to provide any funding or other support for the purpose of directly or indirectly promoting investments in the Fund.

13.  Reference  to  Adviser  and  Subadviser.

(a) Neither the Adviser nor any Affiliate or agent of it shall make reference to or use the name of Subadviser or any of its Affiliates, or any of their clients, except references concerning the identity of and services provided by the Subadviser to the Fund, which references shall not differ in substance from those included in the Prospectus and this Agreement, in any advertising or promotional materials without the prior approval of Subadviser, which approval shall not be unreasonably withheld or delayed. The Adviser hereby agrees to make all reasonable efforts to cause the Fund and any Affiliate thereof  to  satisfy  the  foregoing  obligation.

     (b) Neither the Subadviser nor any Affiliate or agent of it shall make reference to or use the name of the Adviser or any of its Affiliates, or any of their clients, except references concerning the identity of and services provided by the Adviser to the Fund or to the Subadviser, which references shall not differ in substance from those included in the Prospectus and this Agreement, in any advertising or promotional materials without the prior approval of Adviser, which approval shall not be unreasonably withheld or delayed. The Subadviser hereby agrees to make all reasonable efforts to cause any Affiliate of it to satisfy the foregoing obligation.

     14. Amendment. This Agreement may be amended by mutual consent of the parties, provided that the terms of each such amendment shall be approved by: a) the Company's Board of Directors or by a vote of a majority of the outstanding voting securities of the Funds (if required by the 1940 Act) and b) the vote of a majority of those Directors of the Company who are not "interested persons" of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

     15. Confidentiality. Subject to the duties of the Adviser, the Company and the Subadviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Fund and the actions of the Subadviser, the Adviser and the Fund in respect thereof.

     16. Notice. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other parties, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

     (a)  If  to  the  Subadviser:

     Gartmore  Separate  Accounts  LLC
     94  North  Broadway
     Irvington,  NY  10533
     Attention:  Legal  Department
     Facsimile:  (914)  674-5750

     (b)  If  to  the  Adviser:

     Gartmore  Mutual  Fund  Capital  Trust
     1200  River  Road
     Conshohocken,  PA  19428
     Attention:  Legal  Department
     Facsimile:  (484)  530-1323

     (c)  If  to  the  Company:

     Gartmore  Mutual  Funds  II,  Inc.
     94  North  Broadway
     Irvington,  NY  10533
     Attention:  Legal  Department
     Facsimile:  (914)  674-5750

     17. Jurisdiction. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

     18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which shall together constitute one and the same instrument.

     19. Certain Definitions. For the purposes of this Agreement and except as otherwise provided herein, "interested person," "affiliated person," and "assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

     20. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     21. Severability. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.


     22. Gartmore Mutual Funds II, Inc. (formerly GAMNA Series Funds, Inc.) and its Directors. The terms "Gartmore Mutual Funds II, Inc." and the "Directors of Gartmore Mutual Funds II, Inc." refer respectively to the Company created and the Board of Directors, as directors but not individually or personally, acting from time to time under the Articles of Incorporation dated as of March 12, 1999, as has been or may be amended from time to time, and to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the State of Maryland and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the Company entered into in the name or on behalf thereof by any of Gartmore Mutual Funds II, Inc.'s Board of Directors, representatives, or agents are not made individually, but only in their capacities with respect to Gartmore Mutual Funds II, Inc. Such obligations are not binding upon any of the Board of Directors, shareholders, or representatives of the Company personally, but bind only the assets of the Company. All persons dealing with any series of Shares of the Company must look solely to the assets of the Company belonging to such series for the enforcement of any claims against the Company.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

     COMPANY

     GARTMORE  MUTUAL  FUNDS  II,  INC.
     (formerly  GAMNA  Series  Funds,  Inc.)

     By:_________________________________
     Name:_______________________________
     Title:______________________________


     ADVISER

     GARTMORE  MUTUAL  FUND  CAPITAL  TRUST

     By:_________________________________
     Name:_______________________________
     Title:______________________________


     SUBADVISER

     GARTMORE  SEPARATE  ACCOUNTS  LLC


     By:_________________________________
     Name:_______________________________
     Title:______________________________

                                    EXHIBIT A
                              SUBADVISORY AGREEMENT
                     BETWEEN GARTMORE MUTUAL FUNDS II, INC.
                       (FORMERLY GAMNA SERIES FUND, INC.),
                     GARTMORE MUTUAL FUND CAPITAL TRUST AND
                         GARTMORE SEPARATE ACCOUNTS LLC

                            EFFECTIVE AUGUST 15, 2003




                                                                         EFFECTIVE
                                                                      ---------------
FUND OF THE COMPANY                  SUBADVISORY FEE                       DATE
--------------------  ----------------------------------------------  ---------------

Gartmore Focus Fund
(formerly the GAMNA
Focus Fund). . . . .  0.3575% of the Fund's average daily net assets  August 15, 2003
--------------------  ----------------------------------------------  ---------------